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                                SIGNATURE INNS, INC.

                            PROXY FOR ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD ON MAY 21, 1996

                THIS PROXY IS SOLICITED BY THE COMPANY'S MANAGEMENT
                   ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN D. BONTREGER, or any other corporate executive officer the proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of common stock of SIGNATURE INNS, INC. (the "Company") held in the name of the undersigned at the close of business on April 2, 1996, at the Annual Meeting of the Shareholders of the Company, to be held at 12156 North Meridian
Street, Carmel, Indiana, on Tuesday, May 21, 1996, and at any adjournments thereof, with all the powers the undersigned would have if personally present as follows:

1.   The Election of Three Directors to serve for terms of three years each:

     NOMINEES: John D. Bontreger
               George A. Morton
               Richard L. Russell
       __
     /__/ FOR all the nominees listed above
       __
     /__/ WITHHOLD AUTHORITY to vote for any of the nominees listed above

INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, write the nominee(s) name(s) here:_____________________________

2. The approval of the proposal to amend Article V and Article VI of the Company's Articles of Incorporation to increase the number of authorized shares of its common stock from the 20,000,000 to 50,000,000 shares, to decrease the authorized shares of preferred stock from 20,000,000 to 5,000,000, and to revise the rights and preferences of the preferred stock.
       __                  __                       __
     /__/   APPROVE      /__/   DISAPPROVE        /__/   ABSTAIN

3.   The approval of the 1996 Equity Incentive Plan.
       __                  __                       __
     /__/   APPROVE      /__/   DISAPPROVE        /__/   ABSTAIN

4. The ratification of the appointment of KPMG Peat Marwick, LLP as independent auditors for the Company for the fiscal year ending December 31, 1996.
       __                  __                       __
     /__/   APPROVE      /__/   DISAPPROVE        /__/   ABSTAIN

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5.   To consider and transact such other business as may properly come before the meeting, or any adjournments thereof.
       __                  __                       __
     /__/   APPROVE      /__/   DISAPPROVE        /__/   ABSTAIN


SPECIFY DESIRED ACTION BY CHECK MARK IN THE APPROPRIATE BOX.  IF THIS
PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY
WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

Receipt of the Annual Report of the Company, a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement is hereby acknowledged.

Dated:_____________________, 1996
                                   _______________________________________
                                   Signature of Shareholder


                                   _______________________________________
                                   Signature of Shareholder

IMPORTANT: Please sign exactly as your name appears on your stock certificate. When signing as an attorney, executor, trustee, etc., add title. If signer is a corporation, execute in full corporate name by authorized officer.

NEW ADDRESS INFORMATION: If your current address is different than the address indicated on the label, please record your current address, including zip code on the lines below:

                                   _______________________________________


                                   _______________________________________




                  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY
                       IN THE ENCLOSED POSTAGE GUARANTEED ENVELOPE.